                                                                 EXHIBIT (d)(11)

                          MASTER SUB-ADVISORY AGREEMENT

        Agreement made as of May ___, 2001 (the "Agreement") between New York Life Investment Management LLC, Inc., a Delaware limited liability company (the "Manager"), and MacKay Shields LLC, a Delaware limited liability company (the "Sub-Adviser").

        WHEREAS, the Manager has entered into a Master Management Agreement, dated May ___, 2001 (the "Management Agreement") with MainStay VP Series Fund, Inc. (the "Company"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), the shares of which are divided into separate series (the "Portfolios") on behalf of the Portfolios;

        WHEREAS, under the Management Agreement, the Manager has agreed to provide certain investment advisory and related administrative services to each of the Portfolios;

        WHEREAS, the Management Agreement permits the Manager to delegate certain of its investment advisory duties under the Management Agreement to a sub-adviser; and

        WHEREAS, the Manager desires to retain the Sub-Adviser to furnish certain investment advisory services with respect to such Portfolios as shall be designated in Supplements to this Agreement, and the Sub-Adviser is willing to furnish such services;

        NOW, THEREFORE, the parties agree as follows:

        1. Appointment. The Manager hereby appoints the Sub-Adviser as an investment sub-adviser with respect to such Portfolios as shall be designated in Supplements to this Agreement, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

        2. Duties as Sub-Adviser. Subject to the supervision of the Board of Directors of the Company and the Manager, the Sub-Adviser shall manage the investment operations of each Portfolio and the composition of the portfolio of each Portfolio, including the purchase, retention and disposition of securities therein, in accordance with the investment objectives, policies and restrictions of each Portfolio, as specified in the currently effective Prospectus (as hereinafter defined) and subject to the following understandings:

             (a) The Sub-Adviser shall provide supervision of each Portfolio's investments and determine from time to time what investments or securities will be purchased, retained, sold or lent by each Portfolio, and what portion of each Portfolio's assets will be invested or held uninvested as cash.

             (b) The Sub-Adviser will (i) take all steps necessary to manage the Portfolios so that they will qualify as regulated investment companies under Subchapter M of the Internal Revenue Code, (ii) take all steps necessary to manage the Portfolios so as to ensure compliance by the Portfolios with the diversification requirements of Section 817(h) of the Internal Revenue

Code and regulations issued thereunder, and (iii) use reasonable efforts to manage the Portfolios so as to ensure compliance by the Portfolios with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. The Manager will notify the Sub-Adviser of any pertinent changes, modifications to, or interpretations of Section 817(h) of the Internal Revenue Code and regulations issued thereunder.

             (c) The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Company's Board of Directors of which the Sub-Adviser has been sent a copy, and the provisions of the Prospectus (as defined in the Management Agreement) under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended, of which the Sub-Adviser has received a copy. The Manager will notify the Sub-Adviser of pertinent provisions of applicable state insurance law with which the Sub-Adviser must comply under this Paragraph (c).

             (d) The Sub-Adviser shall use its best judgment in the performance of its duties under this Agreement.

             (e) The Sub-Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus (each as hereinafter defined) of the Company and with the instructions and directions of the Board of Directors and the Manager and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

             (f) The Sub-Adviser shall determine the securities to be purchased or sold by each Portfolio and will place orders pursuant to its determination with or through such persons, brokers or dealers (including NYLIFE Securities Inc.) in conformity with the policy with respect to brokerage as set forth in the Company's Registration Statement and Prospectus (each as hereinafter defined) or as the Board of Directors may direct from time to time. It is recognized that, in providing a Portfolio with investment supervision or the placing of orders for portfolio transactions, the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Sub-Adviser may be a party. It is understood that none of the Portfolios, the Company, the Manager nor the Sub-Adviser has adopted a formula for allocation of a Portfolio's investment transaction business. It is also understood that it is desirable for each Portfolio that the Sub-Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to a Portfolio than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for each Portfolio with such certain brokers, subject to review by the Company's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its services to other clients.






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


        On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of one or more of the Portfolios as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolios and to such other clients.

             (g) The Sub-Adviser shall maintain all books and records with respect to the Portfolio's securities transactions required by sub-paragraphs
(b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act and any other books and records required to be maintained by it under the 1940 Act and the Rules thereunder and shall render to the Manager and to the Company's Directors such periodic and special reports as the Manager or the Directors may reasonably request.

             (h) The Sub-Adviser shall provide each Portfolio's Custodian on each business day with information relating to the execution of all portfolio transactions pursuant to standing instructions.

        3. Sub-Adviser Personnel. The Sub-Adviser shall authorize and permit any of its directors, officers and employees who may be elected or appointed as Directors or officers of the Company to serve in the capacities in which they are elected or appointed. Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of such directors, officers, or employees.

        4. Books and Records. The Sub-Adviser shall keep the Portfolios' books and records required to be maintained by it, pursuant to paragraph 2 hereof. The Sub-Adviser agrees that all records which it maintains for a Portfolio are the property of that Portfolio, and it will surrender promptly to that Portfolio any of such records upon the Portfolio's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 as promulgated by the Securities and Exchange Commission (the "Commission") under the 1940 Act any such records as are required to be maintained by the Sub-Adviser pursuant to paragraph 2 hereof.

        5. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar or different services to others so long as its services under this Agreement are not impaired thereby.

        6. Documents. The Manager has delivered to the Sub-Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

             (a) Articles of Incorporation of the Company, filed with the State of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended from time to time, are herein called the "Articles");

             (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");






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             (c)    Certified Resolutions of the Board of Directors of the
Company authorizing the appointment of the Sub-Adviser and approving the form of this Agreement;

             (d) Resolution of the Board of Directors to authorize Separate Series of Shares;

             (e) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-lA (the "Registration Statement"), as filed with the Commission relating to each Portfolio and each Portfolio's Shares and all amendments thereto;

             (f) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

             (g) Each Prospectus and Statement of Additional Information of the Company (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called collectively the "Prospectus").

        7. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Company, any Portfolio or the Manager.

        8. Compensation. For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Manager, not the Company or any Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate, as set forth in the Supplement to this Agreement with respect to that Portfolio, of the average daily net assets of the Portfolio.

        9. Standard of Care. Subject to applicable law, the Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

        10. Duration and Termination. This Agreement shall continue in effect for a period of more than two years from the date of the Supplement to this Agreement with respect to that Portfolio only so long as such continuance is specifically approved at least annually with respect to each Portfolio in conformity with the requirements of the 1940 Act and the Rules thereunder. Notwithstanding the foregoing, this Agreement may be terminated: (a) with respect to any Portfolio at any time without penalty upon the vote of a majority of the Company's Directors or by vote of the majority of the Portfolio's outstanding voting securities, upon sixty (60) days' written notice to the Sub-Adviser, (b) by the Manager at any time without penalty upon sixty (60) days' written notice to the Sub-Adviser or immediately upon material breach by the Sub-Adviser or immediately if, in the reasonable judgment of the Manager, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, or (c) by the Sub-Adviser at any time without penalty, upon sixty (60) days' written notice to each applicable Portfolio. This Sub-Advisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Management Agreement.






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        11.  Other Business. Nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's directors, officers, or employees who may also be a Director, officer, or employee of the Company to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, trust, firm, individual or association.

        12. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved (i) by a vote of a majority of those Directors of the Company who are not parties to this Agreement or interested persons of any such party, and (ii) by a vote of a majority of the relevant Portfolio's outstanding voting securities (unless in the case of (ii), the Company receives a Commission order or no-action letter permitting it to modify the Agreement without such vote).

        13. Governing Law. This Agreement shall be governed by and construed in accordance with the lawsof the State of New York.

        14. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at NYLIM Center, 169 Lackawanna Ave., Parsippany, New Jersey 07054; or (2) to the Sub-Adviser at 9 West 57th Street, New York, NY 10019.

        15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.





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        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    NEW YORK LIFE INVESTMENT
                                    MANAGEMENT LLC


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    MACKAY SHIELDS LLC

                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:






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                        SUB-ADVISORY AGREEMENT SUPPLEMENT

                             EQUITY INCOME PORTFOLIO


        AGREEMENT, made as of the _____ day of __________ 2001, by and between New York Life Investment Management LLC (the "Manager") and MacKay Shields LLC (the "Sub-Adviser").

        WHEREAS, MainStay VP Series Fund, Inc. (the "Company") is an open-end management investment company, organized as a Maryland corporation, and consists of such separate investment series as have been or may be established and designated by the Directors of the Company from time to time;

        WHEREAS, a separate class of shares of the Company is offered to investors with respect to each investment series;

        WHEREAS, the Company has adopted a Master Sub-Advisory Agreement ("Master Agreement") dated _________, 2001, pursuant to which the Manager has appointed the Sub-Adviser to provide the investment advisory services specified in that Master Agreement; and

        WHEREAS, Equity Income Portfolio (the "Portfolio") is a separate investment series of the Company.

        NOW, THEREFORE, the Directors of the Company hereby take the following actions, subject to the conditions set forth:

        1. As provided for in the Master Agreement, the Company hereby adopts the Master Agreement with respect to the Portfolio, and the Sub-Adviser hereby acknowledges that the Master Agreement shall pertain to the Portfolio, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

        2. The term "Portfolio" as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Portfolio.

        3. As provided in the Master Agreement and subject to further conditions as set forth therein, the Manager shall pay the Sub-Adviser a monthly fee based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month at the annual rate of .35% of the Portfolio's average daily net assets.

        4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Portfolio on May 16, 2001 and shall continue in effect with respect to the Portfolio for a period of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the Investment Company Act of 1940 (the "1940 Act") and






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the rules thereunder. This Agreement may be terminated with respect to the
Portfolio at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) or by vote of a majority of the Company's Board of Directors, or by the Manager at any time, without penalty, upon sixty (60) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).


                                    MAINSTAY VP SERIES FUND, INC., on behalf of
                                    EQUITY INCOME GROWTH PORTFOLIO


                                    By:
                                         --------------------------------------
                                         Name: Anne F. Pollack
                                         Title: President


                                    NEW YORK LIFE INVESTMENT MANAGEMENT LLC


                                    By:
                                         --------------------------------------
                                         Name:
                                              ----------------------
                                         Title:
                                               ---------------------




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                        SUB-ADVISORY AGREEMENT SUPPLEMENT

                            MID CAP GROWTH PORTFOLIO


        AGREEMENT, made as of the _____ day of __________ 2001, by and between New York Life Investment Management LLC (the "Manager") and MacKay Shields LLC (the "Sub-Adviser").

        WHEREAS, MainStay VP Series Fund, Inc. (the "Company") is an open-end management investment company, organized as a Maryland corporation, and consists of such separate investment series as have been or may be established and designated by the Directors of the Company from time to time;

        WHEREAS, a separate class of shares of the Company is offered to investors with respect to each investment series;

        WHEREAS, the Company has adopted a Master Sub-Advisory Agreement ("Master Agreement") dated _________, 2001, pursuant to which the Manager has appointed the Sub-Adviser to provide the investment advisory services specified in that Master Agreement; and

        WHEREAS, Mid Cap Growth Portfolio (the "Portfolio") is a separate investment series of the Company.

        NOW, THEREFORE, the Directors of the Company hereby take the following actions, subject to the conditions set forth:

        1. As provided for in the Master Agreement, the Company hereby adopts the Master Agreement with respect to the Portfolio, and the Sub-Adviser hereby acknowledges that the Master Agreement shall pertain to the Portfolio, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

        2. The term "Portfolio" as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Portfolio.

        3. As provided in the Master Agreement and subject to further conditions as set forth therein, the Manager shall pay the Sub-Adviser a monthly fee based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month at the annual rate of .375% of the Portfolio's average daily net assets.

        4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Portfolio on May 16, 2001 and shall continue in effect with respect to the Portfolio for a period of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules thereunder. This Agreement may be terminated with respect to the Portfolio at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities







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of the Portfolio (as defined in the 1940 Act) or by vote of a majority of the
Company's Board of Directors, or by the Manager at any time, without penalty, upon sixty (60) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act).


                                MAINSTAY VP SERIES FUND, INC., on behalf of MID CAP GROWTH PORTFOLIO

                                By:
                                     --------------------------------------
                                     Name: Anne F. Pollack
                                     Title: President


                                NEW YORK LIFE INVESTMENT MANAGEMENT LLC


                                By:
                                     --------------------------------------
                                     Name:
                                          ----------------------
                                     Title:
                                           ---------------------





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



                        SUB-ADVISORY AGREEMENT SUPPLEMENT

                           SMALL CAP GROWTH PORTFOLIO


        AGREEMENT, made as of the _____ day of __________ 2001, by and between New York Life Investment Management LLC (the "Manager") and MacKay Shields LLC (the "Sub-Adviser").

        WHEREAS, MainStay VP Series Fund, Inc. (the "Company") is an open-end management investment company, organized as a Maryland corporation, and consists of such separate investment series as have been or may be established and designated by the Directors of the Company from time to time;

        WHEREAS, a separate class of shares of the Company is offered to investors with respect to each investment series;

        WHEREAS, the Company has adopted a Master Sub-Advisory Agreement ("Master Agreement") dated _________, 2001, pursuant to which the Manager has appointed the Sub-Adviser to provide the investment advisory services specified in that Master Agreement; and

        WHEREAS, Small Cap Growth Portfolio (the "Portfolio") is a separate investment series of the Company.

        NOW, THEREFORE, the Directors of the Company hereby take the following actions, subject to the conditions set forth:

        1. As provided for in the Master Agreement, the Company hereby adopts the Master Agreement with respect to the Portfolio, and the Sub-Adviser hereby acknowledges that the Master Agreement shall pertain to the Portfolio, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

        2. The term "Portfolio" as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Portfolio.

        3. As provided in the Master Agreement and subject to further conditions as set forth therein, the Manager shall pay the Sub-Adviser a monthly fee based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month at the annual rate of .50% of the Portfolio's average daily net assets.

        4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Portfolio on May 16, 2001 and shall continue in effect with respect to the Portfolio for a period of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules thereunder. This Agreement may be terminated with respect to the Portfolio at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities






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

of the Portfolio (as defined in the 1940 Act) or by vote of a majority of the Company's Board of Directors, or by the Manager at any time, without penalty, upon sixty (60) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act).


                                    MAINSTAY VP SERIES FUND, INC., on behalf of
                                    SMALL CAP GROWTH PORTFOLIO


                                    By:
                                         --------------------------------------
                                         Name: Anne F. Pollack
                                         Title: President


                                    NEW YORK LIFE INVESTMENT MANAGEMENT LLC


                                    By:
                                         --------------------------------------
                                         Name:
                                              ----------------------
                                         Title:
                                               ---------------------






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